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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Antigenics Inc:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting for purchase method business combinations completed after June 30, 2001.


                                           /s/ KPMG LLP


Short Hills, New Jersey
June 11, 2002